                                EXHIBIT 99 (b)



                     IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               NORTHERN DIVISION

In re:

PHARMAKINETICS LABORATORIES, INC.          Case No:  90-5-5020-JS
                                                    (Chapter 11)
           Debtor

                ORDER APPROVING APPLICATION FOR FINAL DECREE
                --------------------------------------------

     Upon the foregoing Application for Final Decree and good cause having been shown, it is therefore this 23rd day of May, 1996 by the United States Bankruptcy Court for the District of Maryland,

     ORDERED, that pursuant to Local Bankruptcy Rule 23, the within bankruptcy case is closed.


                                    /s/ James F. Schneider
                                    ----------------------
                                    Judge, United States Bankruptcy
                                    Court for the District of Maryland

cc:  Joel I. Sher, Esquire
     Shapiro and Olander
     20th Floor
     36 South Charles Street
     Baltimore, Maryland 21201

     Kenneth Oestreicher, Esquire
     Whiteford, Taylor & Preston
     Suite 1400
     7 St. Paul Street
     Baltimore, Maryland 21202-1626

     Karen H. Moore, Esquire
     Assistant U.S. Trustee
     300 West Pratt Street, Suite 350
     Baltimore, Maryland 21201